EXHIBIT 23.02

NOTE REGARDING ABSENCE OF CONSENT

OF

ARTHUR ANDERSEN LLP

                The consent of Arthur Andersen LLP to the inclusion of its Report of Independent Public Accountants dated December 12, 2001 into this Annual Report on Form 10-K is omitted pursuant to Securities Act Rule 437a.